EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of Arizona Public Service Company on Form S-3 of our report dated February 21, 1994, appearing in the Annual Report on Form 10-K of Arizona Public Service Company for the year ended December 31, 1993 and to the reference to us under the heading Experts in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP
Phoenix, Arizona

September 12, 1994